June 5, 2024

For Release:     Immediately
Refer to:    Tarsis Lopez; tarsis.lopez@lilly.com; (224) 406-2746 (Media)
Joe Fletcher; jfletcher@lilly.com; (317) 296-2884 (Investors)

Lilly announces departure of Anat Ashkenazi, chief financial officer
INDIANAPOLIS, June 5, 2024 – Eli Lilly and Company (NYSE: LLY) announced today that Anat Ashkenazi has resigned as chief financial officer to pursue a career opportunity outside of the pharmaceutical industry.

“On behalf of our board of directors, leadership team and employees, I would like to thank Anat for her 23 years of outstanding service to our company,” said David A. Ricks, Lilly’s chair and CEO. “During her last three years as Lilly’s CFO, we have experienced tremendous growth and laid the groundwork to help us reach even more patients with our medicines. I want to personally thank Anat for her partnership, friendship, and leadership of our financial organization and to wish her well in her new role.”

Prior to serving as Lilly’s CFO, Ms. Ashkenazi was senior vice president, controller, and chief financial officer of Lilly Research Laboratories. In this role, she oversaw the CFOs of the company's commercial businesses, as well as those for research and development, manufacturing and quality, and G&A functions. She also led the corporate strategy team and business transformation office. Previously, she served as CFO for several of the company's global business areas.

Ms. Ashkenazi will continue to serve at full capacity in her role and as a member of Lilly's Executive Committee through July 2024. An internal and external search for her successor is actively underway.

About Lilly
Lilly is a medicine company turning science into healing to make life better for people around the world. We've been pioneering life-changing discoveries for nearly 150 years, and today, our medicines help more than 51 million people across the globe. Harnessing the power of biotechnology, chemistry and genetic medicine, our scientists are urgently advancing new discoveries to solve some of the world's most significant health challenges: redefining diabetes care; treating obesity and curtailing its most devastating long-term effects; advancing the fight against Alzheimer's disease; providing solutions to some of the most debilitating immune system disorders; and transforming the most difficult-to-treat cancers into manageable diseases. With each step toward a healthier world, we're motivated by one thing: making life better for millions more people. That includes delivering innovative clinical trials that reflect the diversity of our world and working to ensure our medicines are accessible and affordable. To learn more, visit Lilly.com and Lilly.com/news, or follow us on Facebook, Instagram and LinkedIn. C-LLY

Lilly Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain forward-looking statements regarding leadership changes and expectations for the future.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The word "will" and similar expressions are intended to identify forward-looking statements. Actual results may differ materially due to various factors. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated, including the significant costs and uncertainties in the pharmaceutical research and development process, including with respect to the timing and process of obtaining regulatory approvals; the impact and outcome of acquisitions and business development transactions and related costs; the expiration of intellectual property protection for certain of the company's products and competition from generic and/or biosimilar products; the company's ability to protect and enforce patents and other intellectual property; changes in patent law or regulations related to data package exclusivity; competitive developments affecting current products and the company's pipeline; market uptake of recently launched products; information technology system inadequacies, breaches, or operating failures; unauthorized access, disclosure, misappropriation, or compromise of confidential information or other data stored in the company's information technology systems, networks, and facilities, or those of third parties with whom the company shares its data; the impact of global macroeconomic conditions, trade disruptions, disputes, unrest, war, regional dependencies, or other costs, uncertainties and risks related to engaging in business globally; unexpected safety or efficacy concerns associated with the company's products; litigation, investigations, or other similar proceedings involving past, current, or future products or commercial activities as the company is largely self-insured; issues with product supply and regulatory approvals stemming from manufacturing difficulties, disruptions, or shortages, including as a result of unpredictability and variability in demand, labor shortages, third-party performance, quality, or regulatory actions related to our facilities; dependence on certain products for a significant percentage of our total revenue and an increasingly consolidated supply chain; reliance on third-party relationships and outsourcing arrangements; the impact of public health outbreaks, epidemics, or pandemics, such as the COVID-19 pandemic; regulatory changes or other developments; regulatory actions regarding operations and products; continued pricing pressures and the impact of actions of governmental and private payers affecting pricing of, reimbursement for, and access to pharmaceuticals; devaluations in foreign currency exchange rates or changes in interest rates and inflation; changes in tax law, tax rates, or events that differ from the company's assumptions related to tax positions; asset impairments and restructuring charges; changes in accounting and reporting standards promulgated by the Financial

Accounting Standards Board and the Securities and Exchange Commission (SEC); regulatory compliance problems or government investigations; and actual or perceived deviation from environmental-, social-, or governance-related requirements or expectations. For additional information about the factors that could cause actual results or events to differ materially from forward-looking statements, please see the company's latest Form 10-K and subsequent Forms 8-K and 10-Q filed with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as is required by law, the company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

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